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                                   Exhibit 99

Contact for:                                Contact for:
Nocopi Technologies, Inc.                   Westvaco Brand Security
Barry S. Kaplan                             Arthur Yann
 Barry Kaplan Associates                    Nichol & Company
email:  smallkap@aol.com                    email:  ayann@nicholcompany.com
Phone:  732-747-0702                        Phone:  212-889-6401

                              FOR IMMEDIATE RELEASE

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           WESTVACO BRAND SECURITY ACQUIRES 10% OF NOCOPI TECHNOLOGIES
                      AND WBS PRESIDENT JOINS BOARD


     West Conshohocken, Pa. March 7, 2001 - (OTC Bulletin Board: NNUP) PRNewswire. Nocopi Technologies, Inc. announced today that Westvaco Brand Security, Inc., a subsidiary of Westvaco Corporation (NYSE: W) has acquired approximately 10% of the Company's outstanding common stock.

     The transaction was announced by Dr. Michael A. Feinstein, Chairman of the Board of Nocopi.

Westvaco Brand Security, a major licensee of Nocopi's anti-counterfeiting technologies, purchased the 3.9 million shares of the Company in a private transaction for $325,000. As part of the transaction, the parties also agreed to certain modifications of their existing license arrangement and the Company granted WBS certain registration rights covering the acquired shares.

     Dr. Feinstein also announced that Stanley G. Hart, President of Westvaco Brand Security, has joined the Nocopi Board of Directors, effective immediately. He replaces Steven Pinsk, who has resigned.

Dr. Michael A. Feinstein, Nocopi's Chairman said, "We are gratified to receive this investment from Westvaco. We take it as a great vote of confidence in our company by one of our major licensees and another step forward in our marketing alliance with WBS. The funds invested also will significantly improve the Company's liquidity and enable the Company to continue to develop its business both here and abroad."

Stanley G. Hart, President of Westvaco Brand Security, said "Brand theft is one of the toughest challenges facing today's global consumer products producers. As WBS continues to empower brand owners with customized security solutions on a global scale, Nocopi's patented technologies have become an important addition to our growing portfolio of Brand Theft Solutions(TM). Their products have helped to enhance our ability to deliver effective, multi-layered security solutions, and we look forward to the continuing development of our relationship with Nocopi."

NOCOPI TECHNOLOGIES, INC. was founded in 1984 and is based in West Conshohocken, Pennsylvania. The Company is engaged in the business of developing solutions against counterfeiting, product diversion, document security and authentication via patented technologies including invisible ink and reactive thread.

WESTVACO BRAND SECURITY, INC., located in Stamford, CT, is a single-source of brand-theft solutions and empowers brand owners around the world with customized security solutions that deter counterfeiting, diversion, duplication, substitution, tampering and related activities that result in a loss of quality, consistency and the price/value relationship that defines brands for consumers. Bundled under the name "Brand Theft Solutions(TM)," the company's services include: analyzing a customer's counterfeit and diversion priorities; developing specialized programs for franchise brands; providing multi-layered security options for use on primary and secondary packaging or on products; providing application equipment; and evaluating program effectiveness through field surveillance, data collection and feedback.

FORWARD-LOOKING INFORMATION

The foregoing contains forward-looking information within the meaning of The Private Securities Litigation Act of 1995. Such forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from such forward-looking statements (a summary of which may be found in Nocopi's Annual Report on Form 10-KSB for the year ended December 31, 1999 under the caption "Risk Factors"). The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results (expressed or implied) will not be realized.